SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AutoNation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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April 14, 2003

Dear AutoNation Stockholder:

      We are pleased to invite you to attend the 2003 Annual Meeting of Stockholders of AutoNation, Inc. to be held at 8:30 a.m. Eastern Time on Wednesday, May 14, 2003, at the Museum of Art, Fort Lauderdale, located at One East Las Olas Boulevard, Fort Lauderdale, Florida 33301.

      The accompanying Notice of Annual Meeting and Proxy Statement describe the specific matter to be acted upon at the meeting. We also will report on our progress and provide an opportunity for you to ask questions of general interest.

      Whether you own a few or many shares of AutoNation stock and whether or not you plan to attend the meeting in person, it is important that your shares be represented at the annual meeting. We ask that you please cast your vote as soon as possible. The Board of Directors unanimously recommends that stockholders vote FOR the election of our nominees for Director as described in the accompanying Proxy Statement.

      We look forward to seeing you on May 14, 2003 in Fort Lauderdale. Thank you.

Sincerely,

Mike Jackson
Chairman of the Board and
Chief Executive Officer

NOTICE OF THE 2003 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT
Questions and Answers About Our Annual Meeting
Election of Directors
Nominees for Our Board of Directors
Board Governance
AUDIT COMMITTEE REPORT
AUDIT FEES
STATEMENTS REGARDING OUR CURRENT AND FORMER INDEPENDENT AUDITOR
Executive Compensation
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 2002 AND YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EMPLOYMENT AGREEMENTS
Stock Ownership Information
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Certain Relationships and Related Transactions
Other Matters
Stockholder Proposals

AUTONATION, INC.

AutoNation Tower
110 S.E. Sixth Street
Fort Lauderdale, Florida 33301

NOTICE OF THE 2003 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF AUTONATION, INC.:

      The 2003 Annual Meeting of Stockholders of AutoNation, Inc. will be held at the Museum of Art, Fort Lauderdale, located at One East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on Wednesday, May 14, 2003 at 8:30 a.m. Eastern Time. At the meeting, we will consider and vote upon the following matters:

(1)	The election of eight Directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified; and

(2)	Any other business that is properly presented at the meeting or any adjournments or postponements of the meeting.

      Only stockholders of record as of 5:00 p.m. Eastern Time on March 27, 2003, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the meeting.

      We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the meeting, we ask that you please cast your vote as soon as possible. You may revoke your proxy and reclaim your right to vote at any time prior to its use.

By Order of the Board of Directors,

Jonathan P. Ferrando
Senior Vice President,
General Counsel and Secretary

April 14, 2003

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT

TO US PROMPTLY IN THE ENCLOSED ENVELOPE.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING	1
ELECTION OF DIRECTORS	5
NOMINEES FOR OUR BOARD OF DIRECTORS	6
BOARD GOVERNANCE	8
Audit Committee Report	11
Audit Fees	12
Statements Regarding our Current and Former Independent Auditor	13
EXECUTIVE COMPENSATION	14
Compensation Committee Report on Executive Compensation	14
Summary Compensation Table	16
Option Grants in Last Fiscal Year	17
Aggregated Option Exercises in Year Ended December 31, 2002 and Year-End Option Values	18
Equity Compensation Plan Information	18
Performance Graph	19
Compensation Committee Interlocks and Insider Participation	20
Employment Agreements	20
STOCK OWNERSHIP INFORMATION	22
Section 16(a) Beneficial Ownership Reporting Compliance	22
Security Ownership of Certain Beneficial Owners and Management	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
OTHER MATTERS	26
STOCKHOLDER PROPOSALS	26
EXHIBIT A — AutoNation, Inc. Corporate Governance Guidelines	A-1
EXHIBIT B — Audit Committee Charter	B-1
EXHIBIT C — Compensation Committee Charter	C-1
EXHIBIT D — Executive Compensation Subcommittee Charter	D-1
EXHIBIT E — Corporate Governance Committee Charter	E-1

AUTONATION, INC.

AutoNation Tower
110 S.E. Sixth Street
Fort Lauderdale, Florida 33301

PROXY STATEMENT

          This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors of AutoNation, Inc., for use at our 2003 Annual Meeting of Stockholders. Our annual meeting will be held at the Museum of Art, Fort Lauderdale, located at One East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on Wednesday, May 14, 2003 at 8:30 a.m. Eastern Time.

          This Proxy Statement, the Notice of the 2003 Annual Meeting, the proxy card and our 2002 Annual Report to Stockholders were mailed to stockholders on or about April 14, 2003.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of our annual meeting?

The purpose of our annual meeting is to:

•	elect eight Directors, each for a term expiring at the next annual meeting or until their successors are duly elected and qualified; and
•	consider any other matters properly presented at the meeting.

In addition, senior management will report on our business and financial performance and respond to your questions.

Who is entitled to vote at the annual meeting?

Only our stockholders as of 5:00 p.m. Eastern Time on March 27, 2003, the record date, are entitled to receive notice of the annual meeting and to vote at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of AutoNation stockholders?

Each stockholder is entitled to one vote on each matter properly presented at the annual meeting for each share of common stock owned by that stockholder on the record date. Therefore, if you owned 100 shares of common stock as of 5:00 p.m. Eastern Time on March 27, 2003, you can cast 100 votes for each matter properly presented at the annual meeting. As of 5:00 p.m. Eastern Time on March 27, 2003, there were 282,452,148 shares of AutoNation common stock issued and outstanding and entitled to vote at the meeting.

What constitutes a quorum?

In order for us to conduct business at our annual meeting, we must have a quorum of at least 141,226,075 shares of common stock represented at the meeting, in person or by proxy, and entitled to vote. If you submit a properly executed proxy or vote instruction card or properly cast your vote by telephone or via the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. We also will consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes” as to a particular proposal.

What are “broker non-votes”?

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares at its discretion. Under the rules of The New York Stock Exchange, brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the uncontested election of directors. If, as we presently anticipate, the agenda for our meeting will provide only for a vote for the election of our Board’s nominees for Director, brokerage firms may have the authority to vote all shares of our stock that they hold, even if they do not receive specific voting instructions from their customers. However, if other matters are properly brought before the meeting and they are not considered routine under the applicable New York Stock Exchange rules, shares held by brokerage firms will not be voted on such non-routine matters by the brokerage firms unless they have received voting instructions and, accordingly, any such shares will be “broker non-votes” and will not be counted with respect to such matters.

Will my shares be voted if I do not provide my proxy?

If your shares are held in the name of a brokerage firm, they may be voted by the brokerage firm (as described above) even if you do not give the brokerage firm specific voting instructions. If you are a registered stockholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the meeting.

How do I vote?

You can vote in any of the following ways. Please check your proxy card or contact your broker to determine whether you will be able to vote by telephone or via the Internet.

                           To vote by mail:

•	Mark, sign and date your proxy card or vote instruction card; and
•	Return it in the enclosed envelope.

                           To vote using the Internet:

•	Have your proxy card or vote instruction card in hand;
•	Log on to the Internet and visit the website address provided on your proxy card or your vote instruction card; and
•	Follow the instructions provided.

                           To vote by telephone:

•	Have your proxy card or vote instruction card in hand;
•	Call the toll-free number listed on your proxy card if you are a registered stockholder (that is, your shares are held on the company’s books in your name or by you in certificate form), or call the number listed on your vote instruction card if your shares are held in “street name” (that is, in the name of your bank or broker); and
•	Follow the recorded instructions.

                           To vote in person if you are a registered stockholder:

•	Attend our annual meeting;
•	Bring valid photo identification; and
•	Deliver your completed proxy card or ballot in person.

                           To vote in person if you hold in “street name:”

•	Attend our annual meeting;
•	Bring valid photo identification; and
•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

How do I vote my 401(k) shares?

If you participate in the AutoNation 401(k) Plan, you may vote the number of shares credited to your account as of 5:00 p.m. Eastern Time on March 27, 2003, by instructing our plan trustee, Merrill Lynch & Co., how to vote your shares pursuant to the instruction card being mailed with this Proxy Statement to plan participants. If you do not provide clear voting instructions, Merrill Lynch will vote the shares in your account in the same proportion that it votes shares for which it received timely and clear instructions.

Can I change my vote after I have voted?

Yes. If you voted by proxy card, vote instruction card or telephone or via the Internet, you can change your vote at any time before the proxy is exercised. To change your vote:

•	Submit a later dated and signed proxy by mail;
•	Recast your vote by telephone or via the Internet;
•	Attend our annual meeting and vote your shares in person in accordance with the procedures set forth in the answer to “How do I vote?” above. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy; or
•	Submit a written notice of revocation to our Secretary.

What vote is required to elect Directors or take other action at the annual meeting?

In order to be approved, any proposal that comes before the meeting must receive the affirmative vote of a majority of the shares present and entitled to vote at the meeting with respect to such proposal. If you mark your proxy or vote instruction card “withhold” with respect to any Director, you will effectively be voting against the election of such Director. If your shares are not voted by your brokerage firm or nominee with respect to a particular proposal, or if you direct your proxy holder not to vote all or a portion of your shares with respect to a particular proposal, such shares will not be considered to be present at the meeting for purposes of considering such proposal and will not be counted.

How does the Board recommend I vote on the proposal?

The Board recommends that you vote FOR each of the nominees for Director set forth on page 5.

How will my proxy holders vote?

The enclosed proxy card designates Mike Jackson, our Chairman of the Board and Chief Executive Officer, and Jonathan P. Ferrando, our Senior Vice President, General Counsel and Secretary, or their duly named successors, to hold your proxy and vote your shares. With respect to the election of Directors, Messrs. Jackson and Ferrando will vote in accordance with the instructions set forth on your duly executed proxy or vote instruction card or as directed by you over the telephone or via the Internet. If you sign and return your proxy card but do not provide instructions or if your instructions are unclear, Messrs. Jackson and Ferrando intend to vote FOR each of the nominees for Director.

With respect to any other proposal that properly comes before the meeting, Messrs. Jackson and Ferrando will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

How much did this proxy solicitation cost?

We engaged Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee not to exceed $8,500, plus reimbursement for out-of-pocket expenses. In addition to soliciting proxies by mail, certain of our employees also may solicit proxies personally, by telephone or otherwise, but such persons will not receive any special compensation for such services. As is customary, we will reimburse brokerage firms, banks, fiduciaries, voting trustees and other nominees for forwarding the soliciting material to each beneficial owner of stock held of record by them. We will pay the entire cost of the solicitation.

Can I receive materials relating to future AutoNation annual meetings via the Internet?

Yes. In an effort to reduce our proxy solicitation costs, you may receive future annual meeting materials via the Internet. We encourage you to help us reduce our costs by electing to receive our annual meeting materials via the Internet. If you are a registered stockholder, log on to http://www.computershare.com/consent/autonation in order to register to receive our future annual meeting materials via the Internet. If you hold AutoNation stock through a brokerage firm, bank or other nominee, you may be able to register to receive future annual meeting materials via the Internet by voting online and following the instructions provided. Alternatively, you should call your broker for instructions on how to receive our future annual meeting materials via the Internet.

If you elect to receive our future annual meeting materials via the Internet, you will receive a proxy card in the mail or, if you choose, an e-mail notification alerting you when our annual meeting materials are available online. Our future proxy statements and annual reports will be available online on the same day as such materials are filed with the Securities and Exchange Commission. You may revoke at any time your election to receive our future annual meeting materials via the Internet.

This Proxy Statement and our 2002 Annual Report to Stockholders also are available on AutoNation’s corporate website, which you can visit by logging on to http://corp.autonation.com/investors/.

Can different stockholders sharing the same address receive only one Annual Report and Proxy Statement?

Yes. The Securities and Exchange Commission permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more security holders sharing the same address by delivering only one proxy statement and annual report to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs. Under householding, each stockholder would continue to receive a separate proxy card or vote instruction card.

Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one set of our annual meeting materials per household this year. If your household received a single set of our annual meeting materials this year, you can request to receive additional copies of these materials by calling or writing your brokerage firm, bank or other nominee. If you own your shares in street name, you can request householding by calling or writing your brokerage firm, bank or other nominee.

ELECTION OF DIRECTORS

          Our Board of Directors currently consists of ten members. Each of our current Directors was elected by our stockholders at the Annual Meeting of Stockholders in 2002. Our Board has nominated the eight nominees listed below to stand for election for a new term expiring at the Annual Meeting of Stockholders in 2004 or until their successors are duly elected and qualified. Each of the nominees listed below is currently serving as a Director. Detailed biographical and other information on each nominee for Director is provided on pages 6 and 7 of this Proxy Statement. Each nominee is willing and able to serve as a Director of AutoNation.

          During 2002, Mr. Michael G. DeGroote, who had served as one of our Directors since 1991, retired from our Board of Directors due to health reasons. Mr. John J. Melk, who had served as one of our Directors since 1995, retired from our Board effective as of March 31, 2003. In addition, Messrs. Harris W. Hudson and George D. Johnson, Jr., each of whom has served as a Director since 1995, have declined to stand for re-election in 2003 and will retire from our Board as of the date of the annual meeting. On January 1, 2003, Mike Jackson, our Chief Executive Officer and Director, succeeded H. Wayne Huizenga as Chairman of our Board of Directors.

Nominees For Director	Positions and Offices Held with Us

Mike Jackson	Chairman of the Board and Chief Executive Officer
Robert J. Brown	Director
J.P. Bryan	Director
Rick L. Burdick	Director
William C. Crowley	Director
H. Wayne Huizenga	Director
Edward S. Lampert	Director
Irene B. Rosenfeld	Director

Our Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees for Director named above.

NOMINEES FOR OUR BOARD OF DIRECTORS

Mike Jackson

          Mr. Jackson, age 54, has served as our Chairman of the Board since January 1, 2003 and as our Chief Executive Officer and as a Director of the Company since September 1999. From October 1998 until September 1999, Mr. Jackson served as Chief Executive Officer of Mercedes-Benz USA, LLC, a North American operating unit of DaimlerChrysler AG, a multinational automotive manufacturing company. From April 1997 until September 1999, Mr. Jackson also served as President of Mercedes-Benz USA. From July 1990 until March 1997, Mr. Jackson served in various capacities at Mercedes-Benz USA, including as Executive Vice President immediately prior to his appointment as President of Mercedes-Benz USA. Mr. Jackson also was the managing partner from March 1979 to July 1990 of Euro Motorcars of Bethesda, Maryland, a regional group that owned and operated eleven automotive dealership franchises, including Mercedes-Benz and other brands of automobiles.

Robert J. Brown

          Mr. Brown, age 68, has served as a Director of the Company since May 1997. Mr. Brown has served as Chairman and Chief Executive Officer of B&C Associates, Inc., a management consulting, marketing research and public relations firm, since 1973. Mr. Brown also serves as a director of Duke Energy Corporation, a diversified energy company, Wachovia Corporation, a commercial and retail bank, and Sonoco Products Company, a manufacturer of industrial and consumer packaging products.

J.P. Bryan

          Mr. Bryan, age 63, has served as a Director of the Company since May 1991. From January 1995 until February 1998, Mr. Bryan served as President and Chief Executive Officer of Gulf Canada Resources, Ltd., which is engaged in oil and gas exploration and production. Since 1998, Mr. Bryan has served as Senior Managing Director of Torch Energy Advisors, Inc., an outsourcing and service provider to the oil and gas industry. Mr. Bryan also serves on the Board of Directors of ANC Rental Corporation, a car rental company.

Rick L. Burdick

          Mr. Burdick, age 51, has served as a Director of the Company since May 1991. Since 1988, Mr. Burdick has been a partner in Akin, Gump, Strauss, Hauer & Feld, L.L.P., a global full service law firm. Mr. Burdick serves as a member of the firm’s Executive Committee, Chairman of the firm’s Corporate and Securities Department and Partner-In-Charge of the Washington office. Mr. Burdick also serves as non-executive Vice Chairman of Century Business Services, Inc., a provider of outsourced business services to small and medium-sized companies in the United States.

William C. Crowley

          Mr. Crowley, age 45, has served as a Director of the Company since January 2002. Since January 1999, Mr. Crowley has been President and Chief Operating Officer of ESL Investments, Inc., a private investment firm. Prior to joining ESL Investments, Mr. Crowley served for 13 years with Goldman Sachs, a leading global investment banking and securities firm, most recently as a Managing Director in the firm’s mergers and acquisitions department.

H. Wayne Huizenga

          Mr. Huizenga, age 65, was our founding Chairman of the Board and served as our Chairman from August 1995 until December 31, 2002. Mr. Huizenga currently serves as a Director of the Company. He also served as our Co-Chief Executive Officer from October 1996 through September 1999. From May 1998 until December 2002, Mr. Huizenga served as Chairman of the Board of Republic Services, Inc., a solid waste services company, and he served as its Chief Executive Officer from May 1998 until December 1998. Since September 1996, Mr. Huizenga has been Chairman of the Board of Boca Resorts, Inc., which owns and operates luxury resort properties. Since August 1995, Mr. Huizenga also has been Chairman of the Board of Extended Stay America, Inc., an operator of extended stay lodging facilities. Mr. Huizenga owns the Miami Dolphins, as well as Pro Player Stadium in South Florida, and is also a director of Republic Services, NationsRent, Inc., an equipment rental company, and ANC Rental.

Edward S. Lampert

          Mr. Lampert, age 40, has served as a Director of the Company since January 2002. In April 1988, Mr. Lampert formed ESL Investments, Inc., a private investment firm, and since then has managed the business and operations of ESL Investments and its various investment partnerships. Mr. Lampert also serves on the Board of Directors of AutoZone, Inc., a national retailer of automotive parts and accessories.

Irene B. Rosenfeld

          Ms. Rosenfeld, age 49, has served as a Director of the Company since March 1999. Since September 2002, Ms. Rosenfeld has served as President, North American Businesses, of Kraft Foods North America, a unit of Kraft Foods, Inc., a diversified food company. From May 2000 until September 2002, Ms. Rosenfeld served as Group Vice President of Kraft Foods North America and President, Operations, Technology, Procurement, Information Systems, Canada, Mexico & Puerto Rico, and prior to that as President of Kraft Canada, Inc. Ms. Rosenfeld also serves as a Trustee of Cornell University.

BOARD GOVERNANCE

          Our business and affairs are managed under the direction of our Board of Directors, which is AutoNation’s ultimate decision-making body except with respect to those matters reserved to our stockholders. Our Board’s mission is to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, which is charged with the conduct of our business, and acts as an advisor and counselor to senior management. Our Board also reviews AutoNation’s business strategy and the performance of management in executing our business strategy and managing our day-to-day operations. Our Directors are informed of our operations during meetings of our Board and our Board’s Committees, through reports and analyses presented to our Board and our Board’s committees, and by discussions with our management. Significant communications between our Directors and our management also occur apart from meetings of our Board and our Board’s committees.

          In March 2003, our Board of Directors took significant strides to assure that our policies and practices reflect our strong commitment to corporate governance by adopting the AutoNation, Inc. Corporate Governance Guidelines (the “Guidelines”). A copy of the Guidelines is set forth as Exhibit A hereto and will be made available on our corporate website at http://corp.autonation.com/investors/. Our Board’s adoption of the Guidelines followed a recommendation by the Corporate Governance Committee, which has been charged with developing the Guidelines and periodically reviewing them and recommending to our Board appropriate changes in light of applicable laws and regulations, the governance standards identified by leading governance authorities and our company’s evolving needs.

          Additionally, in March 2003 our Board of Directors, following a recommendation by our Corporate Governance Committee, adopted the AutoNation, Inc. Code of Ethics for Senior Officers (the “Code of Conduct”), which is applicable to our executive officers and senior financial officers and supplements our Company-wide Code of Business Ethics and Corporate Compliance Program. A copy of the Code of Conduct, which sets forth our commitment to conducting our business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate financial disclosure in compliance with applicable laws, rules and regulations, will be made available on our corporate website at http://corp.autonation.com/investors/. Our Board does not expect to grant waivers from the Code of Conduct. However, in the event any such waiver is granted, or if the Code of Conduct is amended, we intend to post on our website the nature of any waiver from or amendment to the Code of Conduct.

How many times did our Board meet during 2002?

Our Board of Directors held ten meetings and took two actions by unanimous written consent during 2002. During 2002, each of our Directors attended at least 75% of the total number of meetings of our Board of Directors and any Committees on which he or she served, except for Irene B. Rosenfeld, who attended 21 of the 29 meetings of our Board and the Compensation and Audit Committees of our Board.

What Committees has our Board established?

Our Board of Directors has established three standing committees to assist it in discharging its responsibilities: the Audit Committee; the Compensation Committee; and the Corporate Governance Committee. In addition, our Board has established the Executive Compensation Subcommittee, which is a subcommittee of the Compensation Committee. The following chart reflects the current membership of each of our Board’s committees:

			Executive	Corporate
	Audit	Compensation	Compensation	Governance
Name	Committee	Committee	Subcommittee	Committee

Mike Jackson
Robert J. Brown		*	*
J.P. Bryan	**			*
Rick L. Burdick	*			**
William C. Crowley	*			*
Harris W. Hudson(1)
H. Wayne Huizenga
George D. Johnson, Jr.(1)		*
Edward S. Lampert		**
Irene B. Rosenfeld		*	**

*	Member

**	Chair

(1)	Messrs. Harris W. Hudson and George D. Johnson, Jr., each of whom has served as a Director since 1995, have declined to stand for re-election in 2003 and will retire from our Board on the date of our annual meeting.

Audit Committee. The Audit Committee is responsible for assisting our Board in fulfilling its oversight responsibilities by reviewing our financial reporting and audit processes and our systems of internal controls and disclosure controls. The Audit Committee currently consists of three Directors. Our Board has determined that the Audit Committee members have the requisite independence and other qualifications for audit committee membership under Section 303.01(B) of the current listing standards of The New York Stock Exchange and our Audit Committee Charter. Our Board also has determined that Mr. Bryan is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K as recently adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee held twelve meetings and took no actions by unanimous written consent during 2002. The Audit Committee Report for fiscal year 2002, which contains a description of the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2002, is set forth on page 11. A copy of the charter by which the Audit Committee is governed, which was amended in March 2003, is set forth as Exhibit B hereto and will be made available on our corporate website at http://corp.autonation.com/investors/.

Compensation Committee. The Compensation Committee (which was designated the Compensation and Nominating Committee prior to January 1, 2003) is responsible for assisting our Board in fulfilling its oversight responsibilities by setting our compensation philosophy and administering our compensation programs to the extent such duties are not delegated to the Executive Compensation Subcommittee. In addition, prior to the establishment of the Executive Compensation Subcommittee, the Compensation Committee administered the AutoNation, Inc. Senior Executive Incentive Bonus Plan, including by establishing performance goals and certifying whether such goals were attained as contemplated under Section 162(m) of the Internal Revenue Code (the “Code”), and our stock option plans. The Compensation Committee consists of four non-employee Directors. The Compensation Committee held seven meetings and took one action by unanimous written consent during 2002. The Compensation Committee Report for fiscal 2002 is set forth on page 14. A copy of the charter by which the Compensation Committee is governed is set forth as Exhibit C hereto and will be made available on our corporate website at http://corp.autonation.com/investors/.

Executive Compensation Subcommittee. The Executive Compensation Subcommittee is a subcommittee of the Compensation Committee. The Subcommittee assists the Compensation Committee in fulfilling its responsibilities by performing the following duties: reviewing and approving performance-based compensation of executive officers as contemplated under Section 162(m) of the Code, including bonuses and stock option grants; administering the AutoNation, Inc. Senior Executive Incentive Bonus Plan, including establishing performance goals and certifying whether such goals are attained as contemplated under Section 162(m) of the Code; and administering our stock option plans, including approving stock option grants. Our Board has determined that each member of the Subcommittee qualifies as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and as an “outside director” under Section 162(m) of the Code. The Executive Compensation Subcommittee was formed effective as of January 1, 2003 and, accordingly, held no meetings during 2002. A copy of the charter by which the Executive Compensation Subcommittee is governed is set forth as Exhibit D hereto and will be made available on our corporate website at http://corp.autonation.com/investors/.

Corporate Governance Committee. The Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities by performing the following duties: developing and recommending to our Board the AutoNation, Inc. Corporate Governance Guidelines and reviewing periodically the Guidelines; assessing periodically our Board’s needs in terms of skills and qualifications and recommending to our Board candidates for nomination and election to our Board; reviewing Board candidates recommended by our stockholders; recommending to our Board assignments to committees; and determining criteria on which our Board’s performance will be evaluated annually. The Corporate Governance Committee was formed effective as of December 18, 2002 and held no meetings during 2002. In September 2002, our Board formed a Special Committee to study and evaluate our corporate governance practices and policies in light of the provisions of the Sarbanes-Oxley Act of 2002, certain proposed listing standards approved by The New York Stock Exchange and certain rules and regulations adopted and to be adopted by the Securities and Exchange Commission. This Special Committee, comprised of Messrs. Burdick, Bryan and Crowley, held four meetings and took one action by unanimous written consent prior to its dissolution on December 18, 2002. The Corporate Governance Committee will consider persons recommended by stockholders as nominees for election to serve as Directors if the names of such persons are submitted in writing to our Corporate Secretary in a timely manner. A copy of the charter by which the Corporate Governance Committee is governed is set forth as Exhibit E hereto and will be made available on our corporate website at http://corp.autonation.com/investors/.

How are our Directors compensated?

In 2002, we paid each of our non-employee Directors, other than Mr. DeGroote, an annual fee for service on our Board of Directors of $25,000 plus $1,000 for each Board meeting attended in excess of four annually and for each committee meeting attended. Our Directors also are entitled to the use of a company vehicle in accordance with our Director Car Policy and expense reimbursement in connection with Board and committee meeting attendance. Imputed income from the use of company vehicles by our Directors under our Director Car Policy averaged approximately $17,500 during 2002 for each of our Directors who used a company car during 2002. Mr. DeGroote retired from our Board effective as of November 20, 2002 and did not accept the annual Director fee or the use of a company vehicle under our Director Car Policy during 2002.

We want our outside Directors’ compensation to be aligned with your interests as stockholders. Accordingly, our 1995 Amended and Restated Non-Employee Director Stock Option Plan currently provides for an initial grant of options to purchase 50,000 shares of our stock immediately upon the appointment of a non-employee Director to our Board. This plan also provides for an annual grant of options to purchase 20,000 shares of our stock at the beginning of each fiscal year to each non-employee Director serving on the Board at such date. Unless otherwise provided, all options granted under this plan are fully vested and immediately exercisable. Under this plan, each grant of options to a non-employee Director remains exercisable for a term of ten years from the grant date so long as the Director remains a member of the Board. The options are exercisable at a price per share equal to the closing price per share of our stock on The New York Stock Exchange on the date immediately prior to the grant date. In accordance with the plan, on January 2, 2003, Messrs. Brown, Bryan, Burdick, Crowley, Hudson, Huizenga, Johnson, Lampert and Melk and Ms. Rosenfeld each received an automatic grant of options to purchase 20,000 shares of our stock at an exercise price of $12.56 per share. Pursuant to agreements between us and Messrs. Crowley and Lampert, the options granted to Messrs. Crowley and Lampert may not be exercised until November 1, 2004.

AUDIT COMMITTEE REPORT

The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

          During 2002, the Audit Committee consisted of Irene B. Rosenfeld (Chair), J. P. Bryan, Rick L. Burdick, William C. Crowley (since January 29, 2002) and John J. Melk. Since January 1, 2003, the Audit Committee has consisted of J.P. Bryan (Chair), Rick L. Burdick, William C. Crowley and, until his retirement effective as of March 31, 2003, John J. Melk. In March 2003, the Board of Directors adopted an updated charter for the Audit Committee in light of the provisions of the Sarbanes-Oxley Act of 2002, rules adopted by the Securities and Exchange Commission and new rules proposed by The New York Stock Exchange with respect to auditor independence, appropriate qualifications of audit committee members and related matters. The full text of the charter for the Audit Committee is set forth as Exhibit B to this Proxy Statement.

          Our primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing AutoNation’s financial reporting and audit processes and systems of internal controls and disclosure controls. Management is responsible for the company’s financial statements and the financial reporting process, including the system of internal controls. We also monitor the preparation by management of the company’s quarterly and annual financial statements. AutoNation’s independent auditor, who is accountable to us, is responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of AutoNation in conformity with generally accepted accounting principles in the United States. We are responsible for selecting and reviewing the performance of AutoNation’s independent auditor and, if we deem appropriate in our sole discretion, terminating and replacing the independent auditor. We also are responsible for reviewing and approving the terms of the independent auditor’s annual engagement, including the scope of audit and non-audit services to be provided by the independent auditor and the fees to be paid for such services, and discussing with the auditor any relationships or services that may impact the objectivity and independence of the auditor.

          In fulfilling our oversight role, we met and held discussions with the company’s management and auditor. Management advised us that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and the auditor. We discussed privately with the auditor matters deemed significant by the auditor, including those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

          The auditor also provided us with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the auditor matters relating to their independence and considered whether their provision of non-audit services is compatible with maintaining their independence.

          Based on our review with management and the auditor of AutoNation’s audited consolidated financial statements and the auditor’s report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors that the audited consolidated financial statements be included in AutoNation’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee:

J. P. Bryan
Rick L. Burdick
William C. Crowley
John J. Melk
Irene B. Rosenfeld

AUDIT FEES

          On May 31, 2002, our Audit Committee selected Deloitte & Touche LLP (“D&T”) to serve as our independent auditor and to perform audit services for our fiscal year 2002. During 2002, prior to the selection of D&T as our independent auditor, we issued a Request for Proposals (“RFP”) to several consulting firms, including Deloitte Consulting, to obtain financial information systems implementation project management services in connection with the Shared Resource Center (“SRC”) model that we had already begun to implement in certain of our operating districts. After evaluating several firms’ responses to our RFP, we determined that Deloitte Consulting was the firm best qualified to assist us in connection with our SRC project. Accordingly, we engaged Deloitte Consulting to assist us with the remainder of our SRC project.

          Prior to determining to engage D&T to serve as our independent auditor, our Audit Committee considered whether D&T’s independence and objectivity as our auditor would be affected by our engagement of Deloitte Consulting in connection with our SRC project. In connection with our Audit Committee’s consideration of such matters, D&T made, and our Audit Committee relied on, certain representations to the effect that (i) D&T had publicly announced and was actively pursuing the separation of Deloitte Consulting from D&T and expected to complete such separation before December 31, 2002, and (ii) under the applicable auditor independence standards in effect at the time we considered the engagement of D&T as our independent auditor, our engagement of Deloitte Consulting in connection with the SRC project would not be deemed to impair D&T’s independence for purposes of providing audit services to us. As discussed below, as a result of D&T’s recent announcement that it will continue to operate its auditing and consulting businesses as part of one organization, in March 2003 our Audit Committee determined that it will evaluate other firms to serve as our independent auditor for the fiscal year ending December 31, 2003. D&T also provided other non-audit services for us during 2002, including tax consulting and tax compliance services. In these situations, our Audit Committee considered whether the provision of such non-audit services by D&T was compatible with maintaining its independence.

          The following table sets forth: (i) the aggregate fees billed for professional services rendered by D&T for the audit of our financial statements for fiscal year 2002 and the reviews of the financial statements included in our Forms 10-Q for fiscal year 2002; (ii) the aggregate fees billed for professional services rendered during fiscal year 2002 by D&T, including Deloitte Consulting, for financial information systems implementation; and (iii) the aggregate fees billed for services rendered by D&T during fiscal year 2002 other than the services described in clause (i) and clause (ii) above:

Audit Fees	$1,818,000
Financial Information Systems Design and Implementation Fees	3,059,000
All Other Fees	849,000

Total	$5,726,000

          Prior to May 31, 2002, Arthur Andersen LLP (“Andersen”) served as our independent auditor and billed us (i) audit fees in the amount of $375,000 in connection with their reviews of the financial statements included in our Form 10-K for the year ended December 31, 2001 and our Form 10-Q for the quarterly period ended March 31, 2002, and (ii) all other fees (primarily tax consulting and tax compliance services) in the amount of $1,248,000. In these situations, our Audit Committee considered whether the provision of non-audit services by Andersen was compatible with maintaining its independence. Andersen did not provide us any financial information systems design and implementation services during 2002.

STATEMENTS REGARDING OUR

CURRENT AND FORMER INDEPENDENT AUDITOR

          Our Board of Directors, upon the recommendation of our Audit Committee, approved the appointment of Deloitte & Touche LLP as our independent auditor for 2002 effective as of May 31, 2002. As stated above, when D&T was appointed it had represented that it intended to separate its consulting business by year-end 2002. In March 2003, after D&T announced it will not separate its consulting business, our Audit Committee determined that it will evaluate other firms to serve as our independent auditor for the fiscal year ending December 31, 2003. Our Audit Committee’s decision was based on, among other factors: (i) D&T’s decision to continue the operation of its auditing and consulting businesses as part of one organization, (ii) that the auditor independence rules recently adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 will preclude the provision of certain non-audit services by auditors, including the consulting services that Deloitte Consulting provides in connection with our SRC project, and (iii) our determination that we intend to continue the engagement of Deloitte Consulting in connection with our ongoing SRC project. As a result, as of the date of this Proxy Statement, our Audit Committee has not made a final determination as to the appointment of an independent auditor to audit our financial statements for the year ending December 31, 2003. Accordingly, we do not intend to ask our stockholders to ratify the selection of our independent auditor for 2003. However, we do expect to ask our stockholders at our 2004 Annual Meeting of Stockholders to ratify our appointment of an independent auditor to audit our financial statements for the year ending December 31, 2004. A representative of D&T is expected to attend the annual meeting and be available to respond to appropriate questions. The representative also will be afforded an opportunity to make a statement if he or she desires to do so.

          The appointment of D&T followed our dismissal of Andersen as our independent auditor effective May 30, 2002 and was the result of an evaluation process undertaken by us to identify a new independent auditor in light of the well-publicized legal issues that confronted Andersen during that time. During fiscal years 2000 and 2001 and through May 30, 2002, there were no disagreements between us and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our fiscal years 2000 and 2001 and through May 30, 2002. The audit reports of Andersen on the consolidated financial statements of AutoNation and its subsidiaries as of and for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. We provided Andersen with a copy of the disclosures that we made pursuant to Item 304(a) of Regulation S-K. Attached as Exhibit 16.1 to the Form 8-K/A filed with the Securities and Exchange Commission on July 10, 2002 is a copy of Andersen’s letter, dated July 9, 2002, stating its agreement with such statements. During fiscal years 2000 and 2001 and through May 30, 2002, we did not consult with D&T with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation S-K.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

          During 2002, the Compensation Committee consisted of J.P. Bryan (Chair), George D. Johnson, Jr., Edward S. Lampert (since January 29, 2002) and Irene B. Rosenfeld. Since January 1, 2003, the Compensation Committee has consisted of Edward S. Lampert (Chair), Robert J. Brown, George D. Johnson and Irene B. Rosenfeld. A written charter adopted by the Board of Directors governs the Compensation Committee. A copy of the charter is set forth on Exhibit C to this Proxy Statement.

Compensation Philosophy

          AutoNation’s executive compensation program consists of three primary elements:

•	an annual base salary;
•	a performance-based annual bonus; and
•	periodic grants of stock options designed to align the executive officer’s interest with the interests of the company’s stockholders.

          The compensation program for executive officers is designed to attract and retain highly-skilled executives who are key to our long term success. We strive to effectively serve AutoNation’s stockholders’ best interests by aligning a significant portion of incentive compensation with the achievement of AutoNation’s goals and increases in stockholder value. We review executive compensation annually and make appropriate adjustments based on AutoNation’s performance, achievement of predetermined goals, and changes in an executive’s duties and responsibilities. The compensation of other AutoNation employees is based on a similar philosophy.

          We consider the anticipated tax treatment of various payments and benefits when determining executive compensation and administer the executive compensation program in a manner that maximizes the tax deductibility of compensation paid to the company’s executives under Internal Revenue Code Section 162(m) to the extent practicable. We believe, however, that AutoNation’s priority is to attract and retain highly-skilled executives to manage AutoNation and, in some cases, the loss of a tax deduction may be necessary to accomplish that goal.

          The following is a summary of the considerations underlying each component of compensation paid to AutoNation’s executive officers for 2002.

Base Salary

          We approve and recommend to the Board of Directors base salaries for AutoNation’s executive officers annually and consider such factors as: the level and scope of the executive officer’s responsibilities; compensation levels of similarly positioned executives in comparable companies, as reflected in a market analysis conducted by outside compensation consultants; the performance of the particular business area or function for which the executive officer is responsible; and certain qualitative factors reflecting the individual performance of the executive officers. We attempt to set the annual base salary for each of AutoNation’s executive officers at a level competitive with such salaries at comparable companies to attract and retain a high quality management team. We believe that the executive officers’ base salaries for 2002 were set in accordance with this policy.

Incentive Bonus

          In 2002, the Board adopted, and AutoNation’s stockholders approved, the AutoNation, Inc. Senior Executive Incentive Bonus Plan, which provides for a performance-based bonus program for certain senior executive officers of AutoNation. Under the terms of the plan, we establish specific annual performance goals and set target awards for participants, each of whom is selected based on the likelihood that he or she will have a significant impact on AutoNation’s performance. Our objective is to create a direct link between pay and performance for our senior executives. Participants selected with respect to one particular plan year are not assured of selection as to any subsequent year. Under the plan, we choose from a number of factors to set the performance goals applicable to a particular participant. These performance factors are established while actual performance relative to the target remains substantially uncertain within the meaning of Section 162(m) of the Code. At the time that the performance goals are selected for a particular participant, we also establish an objective formula or standard for calculating the amount of the target award. The maximum annual target award payable to any particular participant under the plan is $5 million. We have absolute “negative discretion” to eliminate or reduce the amount of any award under the plan. For 2002, we selected Messrs. Michael J. Jackson, AutoNation’s Chairman and Chief Executive Officer, Michael E. Maroone, AutoNation’s President and Chief Operating Officer, and Craig T. Monaghan, AutoNation’s Senior Vice President, Chief Financial Officer, to participate in the plan, and we established performance goals under the plan based upon the achievement of specified levels of operating income per share and operating income as a percentage of gross profit for AutoNation. After the end of the year, we determined that the performance goals for 2002 had been achieved under the plan and, accordingly, we made awards to Messrs. Jackson, Maroone and Monaghan under the plan. Effective as of January 1, 2003, the Executive Compensation Subcommittee has been delegated responsibility to administer the AutoNation, Inc. Senior Executive Incentive Bonus Plan.

          We also award annual performance-based incentive bonuses to other senior officers. For 2002, we based the amount and conditions of such bonuses on the company’s financial performance for the year and the individual performance of the senior officer during the year.

Stock Options

          We believe that awarding stock options to our executive officers motivates them to focus on AutoNation’s long-term performance. For fiscal 2002, we administered AutoNation’s stock option plans and approved the grant of stock option awards to each executive officer. Effective as of January 1, 2003, the Executive Compensation Subcommittee has been delegated the authority to administer AutoNation’s stock option plans. Under AutoNation’s stock option guidelines, stock option grants are generally made on an annual basis in competitive amounts. Stock option grants also are made to executive officers upon commencing service to AutoNation or entering into an employment agreement with AutoNation, subject to Executive Compensation Subcommittee approval. Stock options generally vest in equal installments over four years and have an exercise price equal to the closing price of AutoNation common stock on the last trading day immediately preceding the grant.

Compensation of the Chief Executive Officer

          In July 2002, AutoNation entered into an employment agreement with Mr. Jackson pursuant to which his initial base salary is $1,150,000 per year. Mr. Jackson’s base salary was based upon his performance and an assessment of competitive market data of comparable companies, as described above. In addition to his annual base salary, as described above, Mr. Jackson was awarded a $1,734,617 bonus for 2002 under the AutoNation, Inc. Senior Executive Incentive Bonus Plan. Receipt of $433,632 of Mr. Jackson’s bonus will be deferred until February 28, 2004, subject to certain terms and conditions, including his continued service to AutoNation until February 28, 2004 (unless Mr. Jackson’s employment is terminated by reason of death or disability, by the company “without cause” or by Mr. Jackson for “good reason” as provided in the deferral agreement). In August 2002, we approved an annual grant to Mr. Jackson of options to purchase 400,000 shares of stock exercisable at $12.25 per share. The options have a ten-year term (subject to earlier termination in certain circumstances), vest over four years and are not presently exercisable.

          We believe that aligning a large part of our Chairman and Chief Executive Officer’s compensation with the performance of the company’s stock improves AutoNation’s long-term performance by providing Mr. Jackson an incentive to create stockholder value and make AutoNation more profitable in future years. We believe that Mr. Jackson’s compensation, as described above, is fair for his services as our Chairman and Chief Executive Officer.

Compensation Committee:

Edward S. Lampert
Robert J. Brown
George D. Johnson, Jr.
Irene B. Rosenfeld
J.P. Bryan

SUMMARY COMPENSATION TABLE

          The following tables set forth information with respect to our Chief Executive Officer and four other most highly compensated executive officers at December 31, 2002.

							Long-Term
							Compensation
							Awards

							Securities
	Annual Compensation						Underlying
							Options to
					Other Annual		Purchase	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation(1)		Common Stock	Compensation(2)

Mike Jackson	2002	$1,154,423	$1,734,617	(3)	$51,728	(4)	400,000	$4,717
(Chairman and Chief	2001	1,134,807	758,331	(5)	—		500,000	2,723
Executive Officer)	2000	1,000,000	900,000		204,324	(6)	850,000	205,831

Michael E. Maroone	2002	903,467	814,541		118,519	(7)	320,000	2,440
(President and Chief	2001	896,927	358,335		111,272	(8)	400,000	1,689
Operating Officer)	2000	850,000	510,000		67,426	(9)	850,000	1,620

Craig T. Monaghan	2002	552,119	373,331		—		240,000	1,103
(Senior Vice President,	2001	539,041	162,500		—		300,000	480
Chief Financial Officer) (10)	2000	283,846	280,000		47,059	(11)	437,745	93,345

Jonathan P. Ferrando	2002	414,720	170,219		—		96,000	562
(Senior Vice President,	2001	395,001	93,516		—		60,000	436
General Counsel and Secretary)	2000	343,538	172,571		—		160,000	253

Patricia A. McKay	2002	413,817	156,824		—		72,000	872
(Former Senior Vice President,	2001	398,270	91,919		—		60,000	560
Finance)(12)	2000	363,462	230,875		—		107,696	338

(1)	Except as disclosed below, the aggregate total value of perquisites and other personal benefits, securities or property was less than the lesser of $50,000 and ten percent (10%) of the annual salary and bonus for this officer during the fiscal year indicated.

(2)	Imputed income from life insurance except the amounts for 2000 for Messrs. Jackson and Monaghan also include $203,209 and $93,105, respectively, of relocation expenses.

(3)	Includes $433,622 as to which receipt by Mr. Jackson is deferred until February 28, 2004, subject to certain terms and conditions.

(4)	Includes $34,409 of imputed income from company car usage, $16,437 of imputed income from use of our aircraft and $882 of imputed income from an executive physical examination.

(5)	Includes $189,581 as to which receipt by Mr. Jackson is deferred until February 28, 2004, subject to certain terms and conditions.

(6)	Includes $115,017 of reimbursement by us for the payment of taxes in connection with certain relocation expenses, $61,764 of imputed income from company car usage and $27,543 of imputed income from use of our aircraft.

(7)	Includes $85,385 of imputed income from use of our aircraft and $33,134 of imputed income from company car usage.

(8)	Includes $79,593 of imputed income from use of our aircraft and $31,679 of imputed income from company car usage.

(9)	Includes $57,660 of imputed income from use of our aircraft and $9,766 of imputed income from company car usage.

(10)	Mr. Monaghan began serving as our Senior Vice President, Chief Financial Officer in May 2000.

(11)	Reimbursement by us for the payment of taxes in connection with certain relocation expenses.

(12)	Ms. McKay served as our Senior Vice President, Finance until March 2003.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to			Option Term
	Options	Employees in	Exercise	Expiration
Name and Principal Position	Granted	Fiscal Year	Price	Date(1)	5%	10%

Mike Jackson	400,000	6.7%	$12.25	8/5/12	$3,081,584	$7,809,338
(Chairman and Chief Executive Officer)

Michael E. Maroone	320,000	5.4	12.25	8/5/12	2,465,267	6,247,470
(President and Chief Operating Officer)

Craig T. Monaghan	240,000	4.0	12.25	8/5/12	1,848,950	4,685,603
(Senior Vice President, Chief Financial Officer)

Jonathan P Ferrando	96,000	1.6	12.25	8/5/12	739,580	1,874,241
(Senior Vice President, General Counsel and Secretary)

Patricia A. McKay	72,000	1.2	12.25	8/5/12	554,685	1,405,681
(Former Senior Vice President, Finance)

(1)	These options become exercisable in four equal annual installments commencing on August 5, 2003 and are subject to earlier termination in accordance with the applicable stock option plan and agreement.

AGGREGATED OPTION EXERCISES IN YEAR ENDED

DECEMBER 31, 2002 AND YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2002		December 31, 2002
	Acquired on	Value
Name and Principal Position	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Mike Jackson	—	—	1,380,882	1,476,961	$4,228,253	$3,647,501
(Chairman and Chief Executive Officer)

Michael E. Maroone	—	—	2,006,186	1,321,961	3,250,660	2,968,325
(President and Chief Operating Officer)

Craig T. Monaghan	—	—	293,873	683,873	1,060,721	1,361,621
(Senior Vice President, Chief Financial Officer)

Jonathan P. Ferrando	—	—	163,742	232,079	329,414	552,510
(Senior Vice President, General Counsel and Secretary)

Patricia A. McKay	—	—	280,735	181,927	500,823	380,663
(Former Senior Vice President, Finance)

EQUITY COMPENSATION PLAN INFORMATION

          The following table provides certain information, as of December 31, 2002, relating to the equity compensation plans under which options to acquire our common stock may be granted from time to time.

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected in
Plan Category	and Rights (a)	and Rights (b)	Column (a)) (c)

Equity Compensation Plans Approved by Security Holders	53,450,295	$12.85	20,574,616
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total*	53,450,295	$12.85	20,574,616

*	Does not include options to purchase an aggregate of 34,421 shares, at a weighted-average exercise price of $5.94, granted under plans assumed in connection with acquisition transactions. We have not made, and will not make in the future, any grants of options under these plans assumed in connection with acquisition transactions.

PERFORMANCE GRAPH

          The following graph and table compare the cumulative total stockholder return on our common stock from December 31, 1997 through December 31, 2002 with the performance of: (i) the Standard & Poor’s 500 Stock Index and (ii) the Standard & Poor’s Specialty Stores Index (formerly known as the Standard & Poor’s Retail (Specialty) Index). We have created these comparisons using data supplied by Research Data Group, Inc. The comparisons reflected in the graph and table are not intended to forecast the future performance of our stock and may not be indicative of future performance. The graph and table assume investments of $100 in our stock and each index on December 31, 1997, as well as reinvestment of dividends. The distribution we made to our stockholders on June 30, 2000 in connection with the tax-free spin-off to our stockholders of ANC Rental Corporation is reflected in the graph and table as a reinvestment of a cash dividend in the amount of $.69. The spin-off was completed by issuing to each AutoNation stockholder of record as of June 16, 2000 one share of ANC Rental common stock for each eight shares of AutoNation common stock held by such stockholder.

	Cumulative Total Return

	12/97	12/98	12/99	12/00	12/01	12/02

AUTONATION, INC.	$100.00	$63.81	$39.68	$25.74	$52.89	$53.88
S & P 500	100.00	128.58	155.64	141.46	124.65	97.10
S & P RETAIL (SPECIALTY)	100.00	77.71	55.53	46.33	74.78	66.47

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          During 2002, Messrs. Bryan, Johnson and Lampert (since January 29, 2002) and Ms. Rosenfeld served on our Compensation Committee (formerly known as the “Compensation and Nominating Committee”). Mr. Johnson has served as President and Chief Executive Officer of Extended Stay America, and Mr. Huizenga has served as Chairman of the Board of Extended Stay America, since January 1995.

EMPLOYMENT AGREEMENTS

          We have entered into employment agreements with Mike Jackson, Michael E. Maroone and Craig T. Monaghan. Summaries of these employment agreements and other employment arrangements are set forth below.

          Mike Jackson. In July 2002, we entered into a new employment agreement with Mr. Jackson pursuant to which he serves as our Chief Executive Officer. The agreement, which expires September 24, 2005 (subject to earlier termination in certain circumstances), provides for an initial base salary of $1,150,000 per year, subject to future increases as determined by the Executive Compensation Subcommittee. Mr. Jackson’s employment agreement also provides for his participation in the AutoNation, Inc. Senior Executive Incentive Bonus Plan, with bonus eligibility and performance objectives as established by the Executive Compensation Subcommittee during the first quarter of each year. Receipt of a portion of the bonus awards payable to Mr. Jackson for 2001 and 2002 under the AutoNation, Inc. Senior Executive Incentive Bonus Plan has been deferred until February 28, 2004, subject to certain terms and conditions. Mr. Jackson is also entitled to participate in our stock option program at the discretion of the Executive Compensation Subcommittee. Under the terms of the agreement, if we terminate Mr. Jackson’s employment for any reason other than “cause,” he is entitled to receive an amount equal to twice the sum of his then current annual base salary plus annual bonus awarded to him in the calendar year prior to the termination of his employment, as well as the pro rata portion of his annual bonus to which he would have been entitled had his employment not been terminated, to the extent applicable performance targets are met. Additionally, if we terminate Mr. Jackson’s employment without “cause,” all vested stock options held by him will survive and be exercisable for the remainder of their initial ten-year term and all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable for one year following such termination. The agreement also provides that Mr. Jackson is entitled to certain benefits during his employment, including limited personal use of our corporate aircraft.

          Michael E. Maroone. On August 1, 2000, we entered into an employment agreement with Michael E. Maroone pursuant to which he serves as our President and Chief Operating Officer. The term of the employment agreement ends on December 31, 2003. Following a salary increase approved by our Compensation Committee in January 2001, our agreement with Mr. Maroone provides for a base salary of $900,000 per year. Future salary increases under the agreement will be determined by the Executive Compensation Subcommittee. The employment agreement also provides for Mr. Maroone’s participation in the AutoNation, Inc. Senior Executive Incentive Bonus Plan, with bonus eligibility and performance objectives as established by the Executive Compensation Subcommittee during the first quarter of each year. Upon the execution of his employment agreement, on August 1, 2000, we granted him options to purchase 350,000 shares of our stock. All of these options vest in four equal annual installments commencing on August 1, 2001 and have an exercise price equal to $6.875 per share and a term expiring on August 1, 2010 (subject to earlier termination in accordance with the applicable stock option plan and agreement). Mr. Maroone has participated in our stock option program in each year since the commencement of his employment and will continue to participate in this program in future years at the discretion of the Executive Compensation Subcommittee. Under the terms of the agreement, if Mr. Maroone’s employment is terminated by us for any reason other than “cause,” or if he terminates his employment with us for “good reason” (each as defined in the employment agreement), he is entitled to receive the greater of one year’s base salary and his then-current base salary for the remainder of his employment term. In such circumstances, Mr. Maroone would also be entitled to receive the pro rata portion of his annual performance bonus applicable to the period prior to the termination of his employment, provided that the applicable performance objectives are satisfied. Additionally, by letter to Mr. Maroone dated March 26, 1999, we confirmed that upon the termination of Mr. Maroone’s employment with us any stock options granted to Mr. Maroone prior to March 26, 1999 would continue to vest in accordance with their initial vesting schedule and would be exercisable through the duration of their original ten-year terms.

          Craig T. Monaghan. On April 19, 2000, we entered into an agreement with Craig T. Monaghan pursuant to which he serves as our Senior Vice President, Chief Financial Officer. Our agreement with Mr. Monaghan provided for Mr. Monaghan’s employment with us at an initial base salary of $450,000 per year, although since then our Compensation Committee has approved increases in Mr. Monaghan’s base salary to $550,000 per year. Upon the commencement of Mr. Monaghan’s employment, we granted him a sign-on bonus in the amount of $100,000 and options to purchase a total of 387,745 shares of our stock. These options commenced vesting in four equal annual installments on May 8, 2001 and have an exercise price equal to $8.41 per share and a term expiring on May 8, 2010 (subject to earlier termination in accordance with the applicable stock option plan and agreement). Mr. Monaghan has participated in our stock option program in each year since the commencement of his employment and will continue to participate in this program in future years at the discretion of the Executive Compensation Subcommittee. Under the terms of the agreement, if Mr. Monaghan’s employment is terminated by us for any reason other than “cause,” or if he terminates his employment with us for “good reason” (as defined in the employment agreement), he is entitled to receive an amount equivalent to eighteen (18) months of his initial base salary.

STOCK OWNERSHIP INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires that our Directors, executive officers and persons who beneficially own 10% or more of our stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2002, our Directors, executive officers and greater than 10% beneficial owners complied with all such applicable filing requirements.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information as of March 27, 2003 with respect to the beneficial ownership of our stock by (1) each person who is known by us to be a beneficial owner of more than 5% of our stock outstanding, (2) each of our Directors, (3) our Chairman and Chief Executive Officer and the other persons named in the Summary Compensation Table in this Proxy Statement and (4) all of our current Directors and executive officers as a group. Share amounts and percentages include shares of our stock that may be acquired by such individual, entity or group upon exercise of all options exercisable on March 27, 2003 or within sixty days thereafter. As of March 27, 2003, there were 282,452,148 shares of our common stock outstanding.

	Shares of
	Common Stock
	Beneficially Owned

Names and Address of Beneficial Owner(1)	Number	Percent

ESL Investments, Inc.(2)	75,198,300	26.6%
One Lafayette Place
Greenwich, CT 06830
Mike Jackson(3)	1,410,882	*
Robert J. Brown(4)	217,455	*
J.P. Bryan(5)	150,785	*
Rick L. Burdick(6)	170,785	*
William C. Crowley(7)	75,198,300	26.6%
Harris W. Hudson(8)	15,106,588	5.3%
H. Wayne Huizenga(9)	13,464,269	4.6%
George D. Johnson, Jr.(10)	857,849	*
Edward S. Lampert(11)	75,198,300	26.6%
Irene B. Rosenfeld(12)	117,549	*
Michael E. Maroone(13)	5,569,634	2.0%
Craig T. Monaghan(14)	391,331	*
Jonathan P. Ferrando(15)	176,238	*
Patricia A. McKay(16)	200,330	*
All Directors and current executive officers as a group (13 persons)(17)	112,831,665	38.1%

*	Less than 1%

(1)	Except as otherwise indicated, the mailing address of each person or entity named in the table is AutoNation, Inc., AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301.

(2)	Shares deemed beneficially owned by ESL Investments, Inc., are owned by a group consisting of ESL Partners, L.P., ESL Limited, ESL Institutional Partners, L.P., ESL Investors, L.L.C., CBL Partners, L.P., Courtesy Partners, L.P., Mr. Lampert and Mr. Crowley. The general partner of ESL Partners, L.P., is RBS Partners, L.P. The general partner of RBS Partners, L.P. is ESL Investments, Inc. ESL Investment Management, LLC is the investment manager of ESL Limited. RBS Investment Management, LLC is the general partner of ESL Institutional Partners, L.P. ESL Investments, Inc. is the general partner of CBL Partners, L.P. and Courtesy Partners, L.P. Mr. Lampert is the managing member of ESL Investment Management, LLC and RBS Investment Management, LLC, and the Chief Executive Officer of ESL Investments, Inc. Mr. Crowley is the President and Chief Operating Officer of ESL Investments, Inc. In their respective capacities, each of the foregoing may be deemed to be the beneficial owner of the shares of AutoNation common stock beneficially owned by other members of the group. ESL Partners, L.P., is the record owner of 39,999,984 shares, ESL Limited is the record owner of 7,922,202 shares, ESL Institutional Partners, L.P., is the record owner of 1,443,026 shares, ESL Investors, L.L.C., is the record owner of 15,621,209 shares, CBL Partners, L.P., is the record owner of 8,819,389 shares and Courtesy Partners, L.P., is the record owner of 1,392,490 shares. Each entity has the sole power to vote and dispose of the shares deemed beneficially owned by it.

(3)	The aggregate amount of our stock beneficially owned by Mr. Jackson consists of: (a) 30,000 shares owned directly and (b) vested options to purchase 1,380,882 shares.

(4)	The aggregate amount of our stock beneficially owned by Mr. Brown consists of: (a) 200 shares owned by Mr. Brown and his wife as joint tenants and (b) vested options to purchase 217,255 shares.

(5)	The aggregate amount of our stock beneficially owned by Mr. Bryan consists of vested options to purchase 150,785 shares.

(6)	The aggregate amount of our stock beneficially owned by Mr. Burdick consists of vested options to purchase 170,785 shares.

(7)	Mr. Crowley is the President and Chief Operating Officer of ESL Investments, Inc. All shares indicated are owned by ESL Partners, L.P., ESL Limited, ESL Institutional Partners, L.P., ESL Investors, L.L.C., CBL Partners, L.P. and Courtesy Partners, L.P. Mr. Crowley does not have direct beneficial ownership of any shares, however, he may be deemed to have indirect beneficial ownership of the shares owned by these entities.

(8)	The aggregate amount of our stock beneficially owned by Mr. Hudson consists of: (a) 13,612,279 shares beneficially owned by Harris W. Hudson Limited Partnership, a Nevada limited partnership controlled by Mr. Hudson, and (b) vested options to purchase 1,494,309 shares. Mr. Hudson has declined to stand for re-election in 2003 and will retire from our Board as of the date of the annual meeting.

(9)	The aggregate amount of our stock beneficially owned by Mr. Huizenga consists of: (a) 2,929 shares owned directly, (b) 5,822,006 shares owned by Huizenga Investments Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga, and (c) vested options to purchase 7,639,334 shares.

(10)	The aggregate amount of our stock beneficially owned by Mr. Johnson consists of: (a) 729,221 shares owned by GDJ, Jr. Investments Limited Partnership, a Nevada limited partnership controlled by Mr. Johnson, and (b) vested options to purchase 128,628 shares. Mr. Johnson has declined to stand for re-election in 2003 and will retire from our Board as of the date of the annual meeting.

(11)	Mr. Lampert is the Chief Executive Officer of ESL Investments, Inc. All shares indicated are owned by ESL Partners, L.P., ESL Limited, ESL Institutional Partners, L.P., ESL Investors, L.L.C., CBL Partners, L.P. and Courtesy Partners, L.P. Mr. Lampert does not have direct beneficial ownership of any shares, however, he may be deemed to have indirect beneficial ownership of the shares owned by these entities.

(12)	The aggregate amount of our stock beneficially owned by Ms. Rosenfeld consists of vested options to purchase 117,549 shares.

(13)	The aggregate amount of our stock beneficially owned by Mr. Maroone consists of: (a) 3,353,988 shares beneficially owned by Michael Maroone Family Partnership, a Nevada limited partnership controlled by

Mr. Maroone, (b) 1,739 shares held through the AutoNation 401(k) Plan and (c) vested options to purchase 2,213,907 shares.

(14)	The aggregate amount of our stock beneficially owned by Mr. Monaghan consists of: (a) options to purchase 390,809 shares, of which options to purchase 293,873 shares have vested as of March 27, 2003, and (b) 522 shares held through the AutoNation 401(k) Plan.

(15)	The aggregate amount of our stock beneficially owned by Mr. Ferrando consists of: (a) vested options to purchase 174,820 shares, and (b) 1,418 shares held through the AutoNation 401(k) Plan.

(16)	The aggregate amount of our stock beneficially owned by Ms. McKay consists of: (a) options to purchase 198,737 shares, of which options to purchase 191,813 shares have vested as of March 27, 2003, and (b) 1,593 shares held through the AutoNation 401(k) Plan. Ms. McKay served as our Senior Vice President, Finance until March 2003.

(17)	The aggregate amount of our stock beneficially owned by all Directors and our current executive officers as a group includes: (a) 3,679 shares held through the AutoNation 401(k) Plan and (b) options to purchase 14,079,063 shares, of which options to purchase 13,982,127 shares have vested as of March 27, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The following is a summary of agreements and transactions among certain related parties and us. It is our policy that transactions with affiliated parties must be entered into in good faith on fair and reasonable terms that are no less favorable to us than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party. Based on our experience, we believe that all of the transactions described below met that standard at the time the transactions were effected.

          During 2002, we paid an aggregate of approximately $414,000 to the Miami Dolphins and Pro Player Stadium in exchange for certain marketing services, including the rental of the stadium for off-site used vehicle sales events for our dealerships, and for the use of executive suites and tickets to events at Pro Player Stadium. Mr. Huizenga owns the Miami Dolphins and Pro Player Stadium, a professional sports stadium in South Florida. We expect to continue these relationships with the Miami Dolphins and Pro Player Stadium during 2003.

          During 2002, we paid Boca Resorts, Inc. approximately $277,000 for the use of conference facilities and lodging accommodations at its hotels in connection with our management meetings. Mr. Huizenga is the Chairman of the Board of Boca Resorts and beneficially owns approximately 17% of Boca Resorts’ outstanding stock. Messrs. Hudson and Johnson also are directors of Boca Resorts and own approximately 5% of Boca Resorts’ outstanding common stock in the aggregate.

          During the first quarter of 2003, we paid the Marriott Harbor Beach Resort approximately $411,000 for the use of conference facilities and lodging accommodations in connection with our 2003 management conference in Fort Lauderdale, Florida. Mr. Huizenga indirectly owns approximately 12.5% of the limited partnership interests in the resort. We expect to use the conference facilities and lodging accommodations of the Marriott Harbor Beach Resort in the future.

          During 2002, we purchased approximately $658,000 of pre-employment drug screening services from Psychemedics Corporation. Mr. Huizenga owns approximately 11.1% of the outstanding common stock of Psychemedics. We expect to continue to utilize Psychemedics to perform customary pre-employment drug screenings in 2003.

          In connection with our spin-off of ANC Rental Corporation in June 2000, we entered into a distribution agreement, a tax sharing agreement and various lease agreements, transitional service agreements, purchase agreements and other arrangements with ANC Rental. Messrs. Huizenga and Bryan are directors of ANC Rental. In November 2001, ANC Rental filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in Wilmington, Delaware. Due to the bankruptcy of ANC Rental, some or all of its obligations under the agreements described below may be extinguished or our claims against ANC Rental under such agreements may be unenforceable. In May 2000, we agreed to lease certain space in our computer data center to ANC Rental. ANC Rental paid us approximately $905,000 for such space in 2002. In connection with the spin-off, we also agreed to provide guarantees and credit enhancements for certain ANC Rental indebtedness and other obligations, for which ANC Rental, due to its bankruptcy, did not pay us a fee during 2002 and we do not expect payment for such credit support during 2003 for the same reason. ANC Rental paid us approximately $5.2 million for parts purchases made by ANC Rental during 2002. In addition, we paid ANC Rental approximately $343,000 for vehicle purchases and rentals made by our dealerships during 2002. During 2002, ANC Rental also leased space from certain of our dealerships to operate its local car rental businesses. During 2002, ANC Rental paid our dealerships an aggregate of approximately $172,000 under such leases. In December 2002, however, ANC Rental ceased operating its local car rental businesses at our dealerships and, accordingly, terminated all such leases.

          We sublease office space at our corporate headquarters to Republic Services, Inc. During 2002, Republic Services paid us approximately $700,000 pursuant to this sublease. In addition, during 2002, Republic Services collected solid waste from, and leased roll-off containers to, certain of our dealerships at standard rates. During 2002, Messrs. Huizenga and Hudson served as Chairman of the Board and Vice Chairman of the Board and Secretary, respectively, of Republic Services. Mr. Huizenga stepped down as Chairman of Republic Services effective as of December 31, 2002, although he continues to serve as a director.

          During 2002, we sold approximately 175 fleet vehicles to AutoZone, Inc. for an aggregate price of approximately $2.7 million. We paid AutoZone approximately $47,000 for parts purchases made during 2002. We received approximately $57,000 from AutoZone for parts sales made during 2002. Mr. Lampert is a director of AutoZone and is Chairman, Chief Executive Officer and controlling principal of ESL Investments, Inc., which together with its affiliated investment partnerships owns approximately 26% of the outstanding common stock of AutoZone. Mr. Crowley is the President and Chief Operating Officer of ESL Investments. We expect to enter into similar arrangements with AutoZone in the future.

          During 2002, we engaged the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. for various legal services. Mr. Burdick is a partner in that law firm. We expect this relationship to continue in 2003.

OTHER MATTERS

          We are not aware of any other matters that will be properly brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, Messrs. Jackson and Ferrando will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment. The accompanying form of proxy has been prepared at the direction of our Board of Directors and is being sent to you at the request of our Board of Directors. Messrs. Jackson and Ferrando were designated to be your proxies by our Board of Directors.

STOCKHOLDER PROPOSALS

          As more specifically provided in our By-laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any stockholder proposal to be considered at the 2004 Annual Meeting of Stockholders generally must be properly submitted to us not earlier than January 15, 2004 nor later than February 14, 2004. Detailed information for submitting stockholder proposals will be provided upon written request to the Secretary of AutoNation, Inc., 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. These requirements are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement for the 2004 Annual Meeting of Stockholders.

          Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2004 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary not later than December 16, 2003. No stockholder proposal was properly received for inclusion in this Proxy Statement.

EXHIBIT A

AUTONATION, INC.

CORPORATE GOVERNANCE GUIDELINES

The Corporate Governance Committee of the Board of Directors (the “Board”) of AutoNation, Inc., a Delaware corporation (the “Company”), has developed, and the Board has adopted, the following Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its responsibilities and to serve best the interests of the Company and its stockholders. These Guidelines should be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation (as amended and restated), bylaws, and other corporate governance documents. These Guidelines are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. These Guidelines are subject to modification from time to time by the Board as the Board may deem appropriate in the best interests of the Company or as required by applicable laws, regulations and rules to which the Company may be subject.

BOARD ROLE

The Board’s mission is to maximize long-term stockholder value. The business and affairs of the Company are managed under the direction of the Board of Directors, which is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. The Board establishes overall corporate policies, selects and evaluates the Company’s senior management team, which is charged with the conduct of the Company’s business, and acts as an advisor and counselor to senior management. The Board also reviews the Company’s business strategy and the performance of management in executing the Company’s business strategy and managing the Company’s day-to-day operations.

SELECTION AND COMPOSITION OF THE BOARD

Board Size

The number of Directors should permit diversity of experience without hindering effective discussion, diminishing individual accountability or exceeding a number that can function efficiently as a body. The Board will periodically review the size of the Board, and determine the size that is most effective in relation to future operations.

Director Qualifications Standards

Nominees for Director shall be selected on the basis of, among other things, broad experience; wisdom; integrity; ability to make independent analytical inquiries; understanding of the Company’s business environment; and willingness and ability to devote adequate time to Board duties; all in the context of assessing the needs of the Board at that point in time and with the objective of ensuring diversity in the background, experience and viewpoints of Board members. The Corporate Governance Committee shall be responsible for assessing the appropriate balance of skills and characteristics required of Board members.

Selection of Directors

The entire Board shall stand for election by the stockholders of the Company each year at the Company’s annual meeting. The Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the entire Board for nomination and election to the Board. Based on such recommendation, the entire Board shall be

AutoNation, Inc. Corporate
Governance Guidelines

responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders.

Substantial Majority of Independent Directors

The Board shall be comprised of a substantial majority of Directors who qualify as “independent” directors (the “Independent Directors”) under the listing standards of The New York Stock Exchange (the “NYSE”). However, the Board is willing to have one or two members of management serve as Directors of the Company.

Director Orientation and Continuing Education

The Company shall provide new Directors with a director orientation program to familiarize such Directors with, among other things, the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and ethics, corporate governance guidelines, principal officers, internal auditors and independent auditors. Each Director is expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform his or her responsibilities as a Director.

Director Stock Ownership

The Board believes that Directors should be stockholders and have a financial stake in the Company. While the Board does not believe it appropriate to specify the level of share ownership an individual Director should hold, it is anticipated that each Director will develop a meaningful ownership position in the Company over time, depending upon individual circumstances.

Retirement of CEO from Board Upon Retirement from the Company

In order to retain freshness in the process and to give new management the unfettered ability to provide new leadership, a retiring Chief Executive Officer of the Company (“CEO”) shall not continue to serve on the Board except in extraordinary circumstances.

Term Limits

The Board does not believe it should limit the number of terms for which an individual may serve as a Director. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies and objectives. As an alternative to term limits, the Corporate Governance Committee, in conjunction with the Chairman, will formally review each Director’s continuation on the Board every five years. This will also allow each Director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

Changes in Job Responsibilities of Directors

The Board does not believe that Directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, via the Corporate Governance Committee, to review the continued appropriateness of Board membership under these circumstances and the affected Director shall be expected to act in accordance with the Board’s determination.

AutoNation, Inc. Corporate
Governance Guidelines

BOARD ROLE AND OPERATION

Executive Sessions of Outside Directors

The non-management Directors shall meet in regularly scheduled executive sessions without management. The presiding Director for each executive session shall be rotated among the Committee chairs.

Board Contact with Senior Management

Board members shall have complete access to the Chairman and CEO and senior officers reporting directly to the CEO and, as necessary and appropriate, to the Company’s outside advisors. Board members shall coordinate such access with respect to matters relating to standing committees of the Board through the appropriate committee chair. Board members will use judgment to assure that this access is efficient and appropriate and not distracting to management and the business operation of the Company. Directors should refrain from giving strategic or operating direction to members of management outside the scope of full Board or committee responsibility and accountability.

Outside Communication

The Board believes that management speaks for the Company. In accordance with this philosophy, Directors should defer to the Chairman or the Company’s Communications Department when requested to make any comments regarding the Company or its business.

BOARD MEETINGS

Frequency of Board Meetings

The Board shall meet at least five times per fiscal year in accordance with a meeting schedule that is approved by the Board. The Board may also meet at such other times in meetings called in accordance with the Company’s bylaws.

Selection of Agenda

The agenda for each Board meeting shall be determined by the Chairman and distributed in advance of the meeting to each Director. Each Director is encouraged to suggest agenda items.

Board Materials

Information and data are important to the Board’s understanding of the Company’s business and essential to prepare Board members for productive meetings. Presentation materials relevant to each meeting should generally be distributed in writing to the Board in advance of the meeting unless doing so is not practicable or would compromise the confidentiality of competitive information. In the event of a pressing need for the Board to meet on short notice, it is recognized that written materials may not be available in advance of the meeting. Management will make every effort to provide presentation materials that are brief and to the point, yet communicate the essential information.

Meeting Attendance

A Director is expected to spend the time and effort necessary to properly discharge such Director’s responsibilities. Accordingly, a Director is expected to regularly attend meetings of the Board and committees on which such Director sits, with the understanding that on occasion a Director may be unable to attend a meeting. A Director who is unable to

AutoNation, Inc. Corporate
Governance Guidelines

attend a meeting is expected to notify the Chairman of the Board or the chair of the appropriate committee in advance of such meeting.

BOARD COMMITTEES

Committee Structure

It is the general policy of the Board that major decisions be considered by the Board as a whole, subject to applicable law. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required for the operation of the Company as a publicly-owned entity. The Company shall have three standing committees: Audit Committee, Corporate Governance Committee and Compensation Committee. The duties for each of these committees shall be outlined in the charter for each committee and by resolution of the Board. From time to time, the Board may form other committees (or subcommittees) or disband a current committee depending on circumstances. Each of the Board’s committees shall have the power and authority to engage independent counsel and other advisors, at the expense of the Company, as it determines necessary to carry out its duties.

Composition and Qualifications of Members

Each of the Audit Committee, Corporate Governance Committee and Compensation Committee shall consist solely of Independent Directors. In addition, the composition of the Audit Committee, Corporate Governance Committee and Compensation Committee shall be reviewed by the Board annually to assure that members are qualified in accordance with applicable laws, rules and regulations.

Assignment

The Corporate Governance Committee, after consultation with the Chairman and CEO, shall recommend to the Board for approval, and the Board shall approve, all assignments of committee members, including designations of the chairs of the committees.

Committee Reports

The chair of each committee shall report to the full Board, whenever appropriate, with respect to those matters considered and acted upon by his or her committee.

LEADERSHIP EVALUATION

Evaluating Board Performance

The Board shall be responsible for annually conducting a self-evaluation of the Board as a whole and of the Board committees. The Corporate Governance Committee shall be responsible for establishing the evaluation criteria, including for determining whether the Board and Board committees are functioning effectively, and implementing the process for such evaluation.

Board Compensation

The Compensation Committee shall review on an annual basis an independent analysis of director compensation practices at other U.S. public companies of comparable size and scope to the Company. The Company’s director compensation program should be designed to attract and retain Directors who have the talent and experience necessary to

AutoNation, Inc. Corporate
Governance Guidelines

advance the Company’s long-term interests, with the general objective of providing Directors with compensation that is customary in comparison to practices at similar companies. The Company’s director compensation program should also include appropriate compensation for committee chairs and members, in light of their additional commitment and contribution to the Company and the Board. Changes in director compensation, if any, should come at the suggestion of the Compensation Committee, but with full discussion and concurrence by the Board.

CEO Evaluation

The Compensation Committee is responsible for setting annual and long-term performance goals for the CEO and for evaluating his performance against such goals (except for matters expressly delegated to the Executive Compensation Subcommittee). The Compensation Committee meets annually with the CEO to receive his recommendations concerning such goals. The chair of the Compensation Committee then meets with the CEO to evaluate his or her performance against such goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for, and evaluating the performance against such goals by, the other senior executive officers of the Company (except for matters expressly delegated to the Executive Compensation Subcommittee). Both the goals and the evaluation for the CEO and other senior executive officers of the Company are then submitted for consideration by, and input from, the outside Directors of the Board at a meeting of that group.

Succession Planning and Management Development

The CEO will report annually to the Board on the Company’s program for succession and management development. CEO succession is a Board-driven, collaborative process. Although the current CEO has an important role to play, the Board must be responsible for the plan for succession while collaborating with the CEO in deciding the timing and the necessary qualifications for making a final decision.

CODES OF CONDUCT AND ETHICS

All Directors, officers and employees shall comply with the Company’s codes of conduct and ethics, which provide that the Company will conduct business according to high moral and ethical principles and in compliance with applicable law. The Board does not intend to grant waivers under any code of conduct or ethics policy for any Director or executive officer.

POLICY ON SHAREHOLDER RIGHTS PLANS

The Board of Directors will not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

REVIEW OF THESE GUIDELINES

The Corporate Governance Committee shall review these Guidelines annually, or more frequently as appropriate, in comparison to the governance standards identified by leading governance authorities and the evolving needs of the Company and shall determine whether or not an amendment to these Guidelines should be recommended to the Board. Upon recommendation of the Corporate Governance Committee, the Board shall consider and adopt amendments to these Guidelines as appropriate.

AutoNation, Inc. Corporate
Governance Guidelines

ADOPTION

The Board of Directors of AutoNation, Inc., upon recommendation of the Corporate Governance Committee, approved and adopted these Corporate Governance Guidelines on March 24, 2003.

These Guidelines will be posted on the Company’s

corporate website at corp.AutoNation.com.

AutoNation, Inc. Corporate
Governance Guidelines

EXHIBIT B

AUTONATION, INC.

AUDIT COMMITTEE CHARTER

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”). The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the Company’s financial reporting and audit processes, and the Company’s systems of internal controls and disclosure controls, including, without limitation: (a) assisting the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence, and (iv) the performance of the Company’s independent auditor and the Company’s internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

1. Select, in its sole discretion, the firm of independent auditors to audit the books, accounts and internal controls of the Company and its subsidiaries for each fiscal year. The Board will seek shareholder ratification of the independent auditor selected by the Committee at the Company’s annual meeting of shareholders, provided that ultimate authority for the appointment of the independent auditor remains vested solely in the Committee.

2. Review the performance of the independent auditor and, where appropriate, terminate and replace the independent auditor. The independent auditor shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between the Company’s management and the independent auditor.

3. Review and approve in advance the terms of the independent auditor’s annual engagement, including the proposed fees, as well as the scope of auditing services to be provided.

4. Develop policies and procedures with respect to the provision of non-audit services by the independent auditor. Review and approve in advance any non-audit services to be provided by the independent auditor (subject to de minimus exceptions permitted pursuant to the Securities Exchange Act of 1934, as amended (the “Act”), and approved by the Committee prior to the completion of the audit), and the amount of compensation to be paid to the independent auditor for such non-audit services. Delegate to the Chair or members of the Committee, as appropriate, the authority to review and approve, within guidelines and limits established by the Committee, specific non-audit services to be provided by the independent auditor and the amount of compensation to be paid therefor.

5. At least annually obtain and review a report by the independent auditor describing:

(i) the firm’s internal quality-control procedures;

(ii) any material issues raised in the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by the government or professional authorities, within the preceding five years, respecting one or more audits carried out by the independent auditor, and any steps taken to deal with such issues; and

(iii) (to assess the independent auditor’s independence) all relationships between the independent auditor and the Company, including a description of each category of service provided by the independent auditor to the Company and a list of the fees billed for each such category.

AutoNation, Inc.
Audit Committee Charter

6. Oversee the independence of the Company’s independent auditor by, among other things:

(i) actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and taking appropriate action to satisfy itself of the auditor’s independence;

(ii) receiving from and discussing with the independent auditor the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees);

(iii) considering whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence;

(iv) ensuring that the rotation of the lead audit partner and reviewing audit partner or other audit personnel responsible for the audit of the Company’s financial statements conforms to the requirements of applicable law (including the Act and the regulations promulgated thereunder) and the rules of the New York Stock Exchange (the “NYSE”);

(v) setting clear hiring policies for employees or former employees of the independent auditor in accordance with the requirements of applicable law; and

(vi) considering whether there should be a regular rotation of the Company’s independent auditor.

7. Review with management, the Company’s chief internal audit executive and the independent auditor the Company’s significant financial risks or exposures and assess the steps management has taken to minimize, monitor and control such risks or exposures. Discuss with management the Company’s policies with respect to risk assessment and risk management, and discuss guidelines and policies to govern the process by which risk management and assessment is undertaken.

8. Review, in consultation with both the Company’s chief internal audit executive and the independent auditor: (i) the audit scope and plan of the internal and independent audit functions and all critical accounting policies and practices to be used and (ii) the coordination of effort between the internal and independent audit functions to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources. Monitor progress under the audit plan during the year and its results.

9. Review with the independent auditor, management and the Company’s chief internal audit executive the following:

(i) the audit of the annual financial statements and the Company’s internal controls over financial reporting and disclosure and the independent auditor’s reports thereon;

(ii) any significant changes required in the independent auditor’s audit plan;

(iii) any significant difficulties or disputes encountered during the course of the audit (including a review with the independent auditor of any audit problems or difficulties encountered and management’s response thereto);

(iv) the Company’s quarterly financial statements and annual audited financial statements, including the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the disclosures related to the Company’s controls and procedures, and the quality and acceptability of financial reporting decisions and judgments and any major issues related thereto;

(v) critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other

AutoNation, Inc.
Audit Committee Charter

regulatory body, including any financial reporting issues that could have a material impact on the Company’s financial statements;

(vi) major issues regarding accounting principles and financial statements presentations, including (a) any significant changes in the Company’s selection or application of accounting principles and (b) any analyses prepared by managers and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Company’s financial statements;

(vii) alternative treatments of financial information that have been discussed by the independent auditor and management, ramifications of the use of such alternative disclosures and treatments, and the treatments preferred by the independent auditor;

(viii) all other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

(ix) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

(x) any other matters related to the conduct of the audit that are required to be communicated to the Committee under generally accepted auditing standards.

10. Discuss privately with the independent auditor any matters deemed significant by the independent auditor, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

11. On a quarterly basis, review and discuss with the independent auditor, management (including the Company’s Chief Executive Officer and Chief Financial Officer) and the Company’s chief internal audit executive the following:

(i) the principal executive officer and principal financial officer certifications required to be made in connection with the Company’s periodic reports under the Act and the Sarbanes-Oxley Act of 2002;

(ii) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls identified by the Company’s independent auditor;

(iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

(iv) any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

12. Annually, obtain a written report from management on the effectiveness of internal controls over financial reporting, including controls designed to prevent or mitigate financial statement fraud, and review the effectiveness of internal controls with management, the Company’s chief internal audit executive and the independent auditor.

13. Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and (iii) the receipt and treatment of any evidence of a violation of the securities laws or breach of fiduciary duty brought to the Committee’s attention by the Company’s in-house or external securities counsel.

AutoNation, Inc.
Audit Committee Charter

14. Annually, prepare a written report as required by SEC rules regarding whether the Committee has:

(i) reviewed and discussed the audited financial statements with management;

(ii) discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61; and

(iii) received from the independent auditor disclosures regarding the independent auditor’s independence required by Independence Standards Board Standard No. 1, and discussed with the independent auditor its independence.

15. Recommend (if appropriate), based on the review of the audited financial statements and the discussions conducted with, and disclosures received from, management and the independent auditor as contemplated above, to the Board of Directors that the audited financial statements and other financial disclosures be included in the Company’s Annual Report on Form 10-K.

16. Review and concur in the appointment, replacement, reassignment, dismissal and performance assessment of the Company’s chief audit executive.

17. Review the independence of the Company’s chief audit executive and internal audit function.

18. Review with management and the Company’s chief audit executive:

(i) the internal audit department charter, budget and staffing;

(ii) any significant findings and recommendations of the Company’s chief internal audit executive, together with management’s responses thereto;

(iii) any significant difficulties encountered in the course of internal audits, including any restrictions on the scope of work or access to required information; and

(iv) any significant changes required in the chief internal audit executive’s audit plan.

19. Review and discuss with management the Company’s quarterly and annual earnings press releases, including “pro forma” or “adjusted” non-GAAP information, prior to their release to the public.

20. Discuss with management financial information and earnings guidance provided to analysts and rating agencies.

21. Review policies and procedures with respect to executive officers’ expense accounts and perquisites, including use of corporate assets, and consider the results of any review of these areas by the internal or independent auditor.

22. Review with management and the independent auditor any correspondence with regulators, government agencies, employees or any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

23. Review and approve any contracts or transactions greater than $100,000 and up to $500,000 (individually or together in the aggregate if part of a series of related transactions) entered into between the Company and any director, officer or employee of the Company or an affiliate of any such director, officer or employee (“Related Party Transactions”), other than employment- and compensation-related agreements or any purchases of products from the Company by such individuals in the ordinary course as a retail customer. Review with management, as appropriate, any Related Party Transactions up to $100,000.

24. Address or take action with respect to any other matter specifically delegated to the Committee from time to time by the Board.

AutoNation, Inc.
Audit Committee Charter

MEMBERSHIP

25. The Committee shall be comprised of at least three members designated by the Board. The Board shall designate one member of the Committee as Chair. Committee members may be removed by the Board.

26. The Committee must be comprised of members that meet the independence requirements of applicable laws (including the Act) and rules promulgated thereunder and the NYSE listing standards.

27. As determined by the Board, (i) each member of the Committee shall be financially literate and at least one member of the Committee must have sufficient accounting or related financial management expertise in accordance with applicable NYSE listing standards, and (ii) at least one member of the Committee shall be an “audit committee financial expert” as defined in the Act and the applicable regulations promulgated thereunder.

MEETINGS AND PROCEDURES

28. The Committee may fix its own rules of procedure, which shall be consistent with the bylaws of the Company and this Charter.

29. The Chair or a majority of the members of the Committee may call meetings of the Committee upon such notice as is required for special Board meetings in accordance with the Company’s bylaws. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s bylaws.

30. The Committee shall conduct periodic separate executive sessions with management, with the Company’s chief internal audit executive, and with the independent auditor.

31. A majority of the members of the Committee shall constitute a quorum.

32. The Chair of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board as contemplated below.

33. The Committee may request that any Director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

34. The Chair of the Committee (or other member designated by the Chair or the Committee in the Chair’s absence) shall regularly report to the full Board on the Committee’s proceedings and any actions that it takes.

35. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

PERFORMANCE EVALUATION

36. The Committee shall conduct a self-evaluation of its performance annually.

37. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope.

38. In conducting this review, the Committee shall address all matters that it considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated,

AutoNation, Inc.
Audit Committee Charter

and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

39. The Committee shall present to the Board the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies and procedures.

OUTSIDE ADVISORS

40. The Committee has the authority to, and will, obtain advice and assistance from outside legal, accounting or other advisors, at the Company’s expense, as the Committee determines appropriate or advisable to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, for compensation to the independent auditor and to any advisors that the Committee chooses to engage. Additionally, the Committee shall have the authority to call upon the appropriate corporate staff for assistance in the conduct of its responsibilities.

AutoNation, Inc.
Audit Committee Charter

EXHIBIT C

AUTONATION, INC.

COMPENSATION COMMITTEE CHARTER

The Compensation Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”). The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities by performing the duties described in this Compensation Committee Charter. Certain duties set forth herein have been expressly delegated to the Executive Compensation Subcommittee.

DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

Compensation of Directors

•	Reviewing on an annual basis an independent analysis of director compensation practices at other U.S. public companies of comparable size and scope to the Company (the “Annual Review”).

•	Suggesting changes in director compensation to the Board, if appropriate, on the basis of the Annual Review, while endeavoring to maintain the Company’s director compensation program so that it attracts and retains Directors who have the talent and experience necessary to advance the Company’s long-term interests, with the general objective of providing Directors with compensation that is customary in comparison to practices at similar companies. The Company’s director compensation program should also include appropriate compensation for committee Chairs and members, in light of their additional commitment and contribution to the Company and the Board.

Compensation of Officers and Employees

•	Setting the Company’s executive compensation philosophy.

•	Reviewing and approving the compensation of all corporate officers of the Company, including salaries, bonuses, stock option grants and other forms of compensation, except as expressly delegated to the Executive Compensation Subcommittee.

•	Reviewing the general compensation structure for the corporate and key field employees of the Company.

•	Except as expressly delegated to the Executive Compensation Subcommittee, setting annual and long-term performance goals for the Chief Executive Officer (the “CEO”), meeting annually with the CEO to receive his recommendations concerning such goals, determining whether performance goals for the CEO are achieved, and submitting the goals and the evaluation for consideration by the outside Directors of the Board at a meeting of that group. The Chair of the Committee then shall meet with the CEO to evaluate his or her performance against such goals.

•	Setting annual and long-term performance goals for, and evaluating the performance against such goals by, other senior executive officers of the Company, and submitting the goals and evaluation for consideration by the outside Directors of the Board at a meeting of that group, except as expressly delegated to the Executive Compensation Subcommittee.

•	Reviewing and approving the terms of employment agreements with the Company’s officers.

•	Reviewing and approving severance policies and programs applicable to corporate officers and the terms of any severance agreements or arrangements with corporate officers.

AutoNation, Inc.
Compensation Committee Charter

Succession and Management Development

•	Reviewing the Company’s program for succession and management development, and reporting to the Board its recommendations with respect thereto.

Other Matters

•	Reviewing the Company’s incentive-compensation and equity-based plans and making recommendations to the Board with respect thereto.

•	Together with the Executive Compensation Subcommittee, annually preparing a written report as required by the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement.

•	Address or take action with respect to any other matter specifically delegated to the Committee from time to time by the Board of Directors.

MEMBERSHIP

•	The Committee shall be comprised of at least three members designated by the Board. The Board shall designate one member as the Committee Chair, based on the recommendation of the Corporate Governance Committee. Committee members may be removed by the Board.

•	The Committee must be comprised of members that meet the independence requirements of the New York Stock Exchange.

MEETINGS AND PROCEDURES

•	The Committee may fix its own rules of procedure, which shall be consistent with the bylaws of the Company and this Charter.

•	The Chair or a majority of the members of the Committee may call meetings of the Committee upon such notice as is required for special Board meetings in accordance with the Company’s bylaws. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s bylaws.

•	A majority of the members of the Committee shall constitute a quorum.

•	The Chair of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board as contemplated below.

•	The Committee may request that any Director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

•	The Chair of the Committee (or other member designated by the Chair or the Committee in the Chair’s absence) shall report to the full Board, at the request of the Board, with respect to those matters considered and acted upon by the Committee.

•	The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

AutoNation, Inc.
Compensation Committee Charter

PERFORMANCE EVALUATION

•	The Committee shall conduct a self-evaluation of its performance annually.

•	In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope.

•	In conducting this review, the Committee shall address all matters that it considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

•	The Committee shall present to the Board the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies and procedures.

OUTSIDE ADVISORS

•	The Committee may retain compensation consultants, outside counsel and any other advisors, at the Company’s expense, as the Committee determines appropriate or advisable to carry out its duties. Additionally, the Committee shall have the authority to call upon the appropriate corporate staff for assistance in the conduct of its responsibilities.

AutoNation, Inc.
Compensation Committee Charter

EXHIBIT D

AUTONATION, INC.

EXECUTIVE COMPENSATION SUBCOMMITTEE CHARTER

The Executive Compensation Subcommittee (the “Subcommittee”) is a subcommittee of the Compensation Committee of the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”). The primary function of the Subcommittee is to assist the Compensation Committee in fulfilling its responsibilities by performing the duties described in this Executive Compensation Subcommittee Charter.

DUTIES AND RESPONSIBILITIES

The Subcommittee shall have the following duties and responsibilities:

Performance-Based Compensation of Executive Officers

•	Reviewing and approving the performance-based compensation of executive officers of the Company as contemplated under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and the rules promulgated thereunder, including bonuses, stock option grants or other equity and performance-based compensation. In setting the long-term incentive component of CEO compensation, the Subcommittee should consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

Administering the Company’s Employee Stock Option Plans and Senior Executive Incentive Bonus Plan

•	Approving stock option grants under the Company’s stock option plans in effect from time to time.

•	Administering in all respects the Company’s stock option plans in effect from time to time, and taking all actions and making all determinations required or provided for (a) under such plans, (b) under any stock option agreement entered into under such plans and (c) with respect to any option granted under such plans.

•	Administering in all respects the Company’s Senior Executive Incentive Bonus Plan, including, without limitation, establishing and administering performance goals and certifying that such performance goals are attained as contemplated by Section 162(m).

Other Matters

•	Together with the Compensation Committee, annually preparing a written report as required by the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement.

•	Any other matter specifically delegated to the Subcommittee from time to time by the Compensation Committee or the Board.

MEMBERSHIP

•	The Subcommittee shall be comprised of at least two members of the Compensation Committee designated by the Board. The Board shall designate one member as the Chair, based on the recommendation of the Corporate Governance Committee. Subcommittee members may be removed by the Board.

•	Each member of the Subcommittee must qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and must qualify as an “outside director” under Section 162(m).

AutoNation, Inc.
Executive Compensation Subcommittee Charter

D-1

MEETINGS AND PROCEDURES

•	The Subcommittee may fix its own rules of procedure, which shall be consistent with the bylaws of the Company and this Charter.

•	The Chair or a majority of the members of the Subcommittee may call meetings of the Subcommittee upon such notice as is required for special Board meetings in accordance with the Company’s bylaws. The Subcommittee may meet by telephone conference call or by any other means permitted by law or the Company’s bylaws.

•	The Chair of the Subcommittee shall be responsible for leadership of the Subcommittee, including preparing the agenda, presiding over Subcommittee meetings, making Subcommittee assignments and reporting the Subcommittee’s actions to the Compensation Committee as contemplated below.

•	A majority of the members of the Subcommittee shall constitute a quorum.

•	The Subcommittee may request that any Director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Subcommittee, attend any meeting of the Subcommittee to provide such pertinent information as the Subcommittee requests.

•	The Chair of the Subcommittee (or other member designated by the Chair or the Subcommittee in the Chair’s absence) shall report to the full Compensation Committee, at the request of the Compensation Committee, with respect to those matters considered and acted upon by the Subcommittee.

•	The Subcommittee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

PERFORMANCE EVALUATION

•	The Subcommittee shall conduct a self-evaluation of its performance annually.

•	In conducting this review, the Subcommittee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope.

•	In conducting this review, the Subcommittee shall address all matters that it considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Subcommittee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Subcommittee were adequate for the Subcommittee to complete its work in a thorough and thoughtful manner.

•	The Subcommittee shall present to the Board the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s or Compensation Committee’s policies and procedures.

OUTSIDE ADVISORS

•	The Subcommittee may retain compensation consultants, outside counsel and any other advisors, at the Company’s expense, as the Subcommittee determines appropriate or advisable to carry out its duties. Additionally, the Subcommittee shall have the authority to call upon the appropriate corporate staff for assistance in the conduct of its responsibilities.

AutoNation, Inc.
Executive Compensation Subcommittee Charter

D-2

EXHIBIT E

AUTONATION, INC.

CORPORATE GOVERNANCE COMMITTEE CHARTER

The Corporate Governance Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”). The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities by performing the duties described in this Corporate Governance Committee Charter.

DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

Corporate Governance Guidelines and Code of Business Ethics and Conduct

•	Develop and recommend to the Board corporate governance guidelines for the Company (the “Guidelines”). Thereafter, review annually, or more frequently as appropriate, the corporate governance principles and practices set forth in the Guidelines, in comparison to the governance standards identified by leading governance authorities and the evolving needs of the Company, and make recommendations to the Board with respect to any appropriate amendment to the Guidelines.

•	Consider other corporate governance issues that arise from time to time, and advise the Board with respect to such corporate governance issues.

•	Periodically review the Company’s Code of Business Ethics and Conduct (the “Code”) for directors, officers and employees, and to approve amendments to the Code to the extent deemed appropriate by the Committee.

Assess Board Membership Needs and Composition and Recommend Nominees

•	Assess from time to time the appropriate balance of skills and characteristics required of Board members.

•	Identify, evaluate and recommend candidates to the entire Board for nomination and election to the Board. Nominees for Director shall be selected on the basis of, among other things, broad experience; wisdom; integrity; ability to make independent analytical inquiries; understanding of the Company’s business environment; willingness and ability to devote adequate time to Board duties; all in the context of the needs of the Board at that point in time as assessed by the Committee and with the objective of ensuring diversity in the background, experience and viewpoints of Board members.

•	Review Board candidates recommended by shareholders.

•	In conjunction with the Chairman of the Board, formally review each Director’s continuation on the Board every five years so that, among other things, each Director has the opportunity to conveniently confirm his/her desire to continue as a member of the Board.

•	Review the circumstances of any Director who retires or changes from the position he or she holds and make a recommendation to the Board as to the continued appropriateness of Board membership by such Director.

•	After consultation with the Chairman and CEO, recommend to the Board for approval all assignments of committee members, including designations of the chairs of the committees.

AutoNation, Inc. Corporate
Governance Committee Charter

•	Assist the Board in determining and monitoring whether or not each Director and prospective director is an “independent director” within the meaning of any rules and laws applicable to the Company.

•	Review and monitor the size and composition of the Board to ensure that a substantial majority of directors are independent directors.

Evaluation of the Board

•	Establish the evaluation criteria for the annual Board self-evaluation, including the criteria for determining whether the Board and Board committees are functioning effectively, and implement the process for annual evaluations.

Other Matters

•	To recommend that the Board establish such special committees as may be necessary, appropriate or advisable to address ethical, legal or other matters that may arise.

•	Address or take action with respect to any other matter specifically delegated to the Committee from time to time by the Board.

MEMBERSHIP

•	The Committee shall be comprised of at least three members designated by the Board. The Committee shall recommend, and the Board shall designate, one member of the Committee as Chair. Committee members may be removed by the Board.

•	The Committee must be comprised of members that meet the independence requirements of the New York Stock Exchange.

MEETINGS AND PROCEDURES

•	The Committee may fix its own rules of procedure, which shall be consistent with the bylaws of the Company and this Charter.

•	The Chair or a majority of the members of the Committee may call meetings of the Committee upon such notice as is required for special Board meetings in accordance with the Company’s bylaws. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s bylaws.

•	A majority of the members of the Committee shall constitute a quorum.

•	The Chair of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board as contemplated below.

•	The Committee may request that any Director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

•	The Chair of the Committee (or other member designated by the Chair or the Committee in the Chair’s absence) shall report to the full Board, at the request of the Board, with respect to those matters considered and acted upon by the Committee.

AutoNation, Inc. Corporate
Governance Committee Charter

•	The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

PERFORMANCE EVALUATION

•	The Committee shall conduct a self-evaluation of its performance annually.

•	In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope.

•	In conducting this review, the Committee shall address all matters that it considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

•	The Committee shall present to the Board the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies and procedures.

OUTSIDE ADVISORS

•	The Committee has the sole authority to retain, at the Company’s expense, and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

•	The Committee may retain outside counsel and any other advisors, at the Company’s expense, as the Committee determines appropriate or advisable to carry out its duties. Additionally, the Committee shall have the authority to call upon the appropriate corporate staff for assistance in the conduct of its responsibilities.

AutoNation, Inc. Corporate
Governance Committee Charter

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A   Election of Directors     PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
1.  A vote FOR all nominees is recommended by the Board of Directors

	For All	Withhold All	For, except withhold vote from the following nominee(s)

01 - Mike Jackson
02 - Robert J. Brown
03 - J.P. Bryan			____________________
04 - Rick L. Burdick
05 - William C. Crowley
06 - H. Wayne Huizenga
07 - Edward S. Lampert
08 - Irene B. Rosenfeld

B   Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, or in any representative capacity, sign name and title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

		/	/

Proxy - AutoNation, Inc.

This proxy is solicited on behalf of the Board of Directors

Mike Jackson and Jonathan P. Ferrando, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of AutoNation, Inc. to be held on May 14, 2003, or any postponements or adjournments thereof, as indicated on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR. As to any other matter, the proxy holders shall vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

The undersigned hereby acknowledges receipt of the Notice of the 2003 Annual Meeting of Stockholders, the Proxy Statement and the Annual Report for the fiscal year ended December 31, 2002 furnished herewith.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side)

NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET

QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Use any touch-tone phone or the Internet to transmit your voting instructions. Proxies granted by telephone or Internet are valid under Delaware corporation law. To vote by phone or Internet, please follow these easy steps:

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet

•	Call toll free 1-877-233-3056 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Telephone voting will be available until midnight, Eastern Time, on May 13, 2003. Shareholders residing outside the United States and Canada must vote by Internet or mail.	•	Go to the following web site, which will be available until midnight, Eastern Time, on May 13, 2003: WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the Holder Account Number (excluding the letter “C”) and Proxy Access Number located below.	•	Enter the information requested on your computer screen and follow the simple instructions.

•	Follow the simple recorded instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Eastern Time, on May 13, 2003.
THANK YOU FOR VOTING